UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 5, 2009

                                BCB BANCORP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

            New Jersey                    0-50275                 26-0065262
-----------------------------         ----------------        -----------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


104-110 Avenue C, Bayonne, New Jersey                            07002
--------------------------------------                       -------------
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700
                                                     --------------



                                 Not Applicable
                                ---------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.
---------  ------------------------------------------

     On November 5, 2009, BCB Bancorp, Inc., a New Jersey corporation ("Pamrapo"), and Pamrapo Bancorp, Inc., a New Jersey corporation ("BCB"), entered into a First Amendment to Agreement and Plan of Merger ("Amendment"), which amends the Agreement and Plan of Merger between BCB and Pamrapo (the "Merger Agreement"), dated as of June 29, 2009, pursuant to which Pamrapo will merge with and into BCB, with BCB as the surviving corporation. The parties entered into the Amendment to clarify that the required stockholder vote to adopt the Merger Agreement, and the transactions contemplated by the Merger Agreement, pursuant to the New Jersey Business Corporation Act, by BCB Shareholders and Pamrapo Shareholders is the affirmative vote of a majority of the votes cast by the holders of shares of common stock of each of BCB and Pamrapo entitled to vote thereon.

     The preceding disclosure is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

     This Form 8-K contains certain forward-looking statements about the proposed merger of BCB and Pamrapo and the effects of the proposed merger on the companies. These statements speak only as of the date they are made. The companies undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating BCB and Pamrapo, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which BCB and Pamrapo are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that BCB and Pamrapo file with the Securities and Exchange Commission (the "SEC").

Additional Information about the Merger and Where to Find It

     This Form 8-K may be deemed to be solicitation material with respect to the proposed merger of BCB and Pamrapo. On October 13, 2009, BCB filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-162433) containing a preliminary joint proxy statement/prospectus regarding the proposed merger. This material is not a substitute for the final joint proxy statement/prospectus regarding the proposed merger. STOCKHOLDERS OF BCB AND PAMRAPO ARE ENCOURAGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE FINAL JOINT PROXY

STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

     The final joint proxy statement/prospectus will be mailed to stockholders of BCB and Pamrapo. Stockholders may obtain the joint proxy statement/prospectus and other documents that are filed by BCB and Pamrapo with the SEC free of charge at the SEC's website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

     BCB and Pamrapo, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo's and BCB's directors and executive officers and their interests is set forth in the preliminary joint proxy statement/prospectus described above and will be included in the final joint proxy statement/prospectus when it becomes available.

     Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

Item 9.01  Financial Statements and Exhibits.
---------  ---------------------------------

           (d) Exhibits.

               Exhibit 2.1 First Amendment to Agreement and Plan of Merger, dated as of November 5, 2009, between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BCB BANCORP, INC.



DATE: November 5, 2009                 By: /s/ Donald Mindiak
                                           -------------------------------------
                                           Donald Mindiak
                                           President and Chief Executive Officer